                                                                     EXHIBIT 3.6

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 05:47 PM 04/19/2004
                                                     FILED 05:36 PM 04/19/2004
                                                   SRV 040285153 - 3792277 FILE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN REAL ESTATE FINANCE CORP

      FIRST. The name of this corporation shall be:

                       American Real Estate Finance Corp.

      SECOND. Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, Delaware 19808, County of New Castle and its registered agent at such address is the Corporation Service Company.

      THIRD. The purpose or purposes of the corporation shall be:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000) and the par value of each of such shares is $.01

      FIFTH: The name and address of the incorporator is as follows:

                                  Tara Keating
                           c/o Icahn Associates Corp.
                                767 Fifth Avenue
                                   Suite 4700
                            New York, New York 10153

      SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the

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                                                                     EXHIBIT 3.6


liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      EIGHTH: The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under and By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      NINTH: The corporation elects not to be governed by the Takeover Statute (Section 203).

      IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this l9th day of April, 2004.

                                           /s/  Tara L. Keating
                                         ---------------------------------------
                                           Tara Keating, Incorporator
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                                                                     EXHIBIT 3.6

                                    DELAWARE
                        __________________________ PAGE 1
                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AMERICAN REAL ESTATE FINANCE CORP." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF APRIL, A.D. 2004, AT 5:36 O'CLOCK P.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                        /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State


3792277 8100H                                           AUTHENTICATION:  3093922
040329384                                                        DATE:  05-06-04